EXHIBIT 10.1

PROMISSORY NOTE

$62,500,000.00    August 11, 2014
FOR VALUE RECEIVED, the undersigned, CHASE PARK PLAZA HOTEL, LLC, a Delaware limited liability company ("Borrower"), having an address at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001-6026, Attention: Chief Legal Officer, promises to pay to the order of GREAT AMERICAN LIFE INSURANCE COMPANY, an Ohio corporation (together with its successors and assigns, "Lender"), c/o American Real Estate Capital, Two Alhambra Plaza, Suite 1280, Coral Gables, Florida 33134, or at such other place as Lender may designate to Borrower in writing from time to time, the principal sum of SIXTY TWO MILLION FIVE HUNDRED THOUSAND and 00/100 DOLLARS ($62,500,000.00) (the "Loan") together with interest on so much thereof as is from time to time outstanding and unpaid, from the date of the advance of the principal evidenced hereby, at the Note Rate (as hereinafter defined), in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private.
DEFINITIONS
"Applicant" shall mean the person or entity who or which, as applicable, applied for the Loan.
"Business Day" shall mean any day other than a Saturday, a Sunday, a legal holiday or other day on which commercial banks in the state where the Security Property is located are authorized or required to close. All references in this Note to a "day" or "date" shall be to a calendar day unless specifically referenced as a Business Day.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.
"Default Rate" or "Default Interest Rate" shall mean a rate per annum equal to six percent (6.0%) plus the Note Rate, or if such increased rate of interest may not be charged or collected under applicable law, then at the maximum rate of interest, which may be charged or collected from Borrower under applicable law.
"Event of Default" is defined in Section 2.01, below, and as defined in the Security Instrument.
"First Payment Date" shall mean October 1, 2014.
"Guarantor" shall mean any guarantor or indemnitor in respect of all or any portion of the Loan, the obligations under the Loan Documents or any matters relating to the Loan or Security Property.
"Late Charge" shall mean an amount equal to the lesser of five percent (5.0%) of the amount of any payment not timely paid under the Loan Documents or the maximum amount, if any, which may be charged or collected from Borrower under applicable law. Such Late Charge is charged to offset Lender’s expenses in servicing late payments and shall not be deemed a penalty.
"Loan" shall mean the indebtedness evidenced by this Note.
“Loan Commitment Fee” shall mean $312,500.00.

114560.00401/12412240v.7

EXHIBIT 10.1

"Loan Documents" shall mean the Security Instrument, together with this Note and all other documents now or hereafter evidencing, securing, guarantying, modifying or otherwise relating to the indebtedness evidenced hereby, as amended or modified from time to time. "Loan Document" shall refer to any one of such documents.
“Lock-out Period” shall mean the period of time commencing on the date hereof to and including the date which is three hundred sixty five (365) days from the date of this Note.
"Maturity Date" shall mean August 10, 2017, as the same may be extended as set forth herein.
"Note Rate" shall mean a rate of 4.95% per annum.
"Payment Date" shall mean for each and every calendar month during the term of this Note, the 1st day of each such month; provided, however, that if the 1st day of a given month shall not be a Business Day, then the Payment Date for such month shall be the next Business Day to occur after the 1st day of such month (except that there shall be no Payment Date for the month of September, 2014).
"Payment Differential" shall mean an amount equal to (i) the Note Rate less the Reinvestment Yield, divided by (ii) 12 and multiplied by (iii) the principal sum outstanding under this Note after application of the constant monthly payment due under this Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero.
“Prepayment Premium” shall mean (A) commencing with the 13th month of the Loan through and including the 24th month of the Loan, an amount equal to one percent (1%) of the outstanding principal balance, (B) commencing with the 25th month of the Loan through and including the 30th month of the Loan, an amount equal to one half percent (0.5%) of the outstanding principal balance, (C) commencing with the 31st month of the Loan through and including the 36th month of the Loan, and any extensions of the Loan then open for prepayment at par (i.e. no Prepayment Premium will be due).
"Rating Agency(ies)" shall mean the nationally recognized statistical rating organizations that provide, or Lender determines may provide, a rating on any certificates issued in connection with a securitization of the Loan.
"Reinvestment Yield" shall mean an amount equal to the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Maturity Date, with such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.
“REMIC” shall mean a real estate mortgage investment conduit within the meaning of Section 860D of the Code.
"Secondary Market Transaction" shall mean a transaction contemplated under Section 3.08 hereof and as further defined in the Security Instrument.
"Security Instrument" shall mean that certain Deed of Trust, Fixture Filing, Assignment of Rents and Security Agreement (as amended, consolidated, modified, severed or spread from time to time) from Borrower to Lender, dated on or about the date hereof.

EXHIBIT 10.1

"Security Property" shall mean all property (whether real or personal), rights, estates and interests, including, but not limited to, the real property encumbered by the Security Instrument, and any other property now or at any time hereafter securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents.
“Trust” shall mean the REMIC that may hold this Note.
“Yield Maintenance Period” shall mean the period of time commencing on the date immediately following the date on which the Lock-out Period expires to and including the date which is six (6) months prior to the initial Maturity Date (without giving effect to any Extension Option, if exercised).
ARTICLE I
TERMS AND CONDITIONS
1.01    Payment of Principal and Interest; Loan Commitment Fee.
(a)    Computation of Interest. Interest hereunder shall accrue and be charged daily for the actual number of days elapsed, but calculated on the basis of a 360-day year. Interest shall accrue from the date on which funds are advanced (regardless of the time of day such advance is made) through and including the day on which funds are credited pursuant to Section 1.01(b) hereof. The interest accrual period with respect to each payment due on each Payment Date shall be from and after the first (1st) day of the calendar month immediately preceding such Payment Date.
(b)    Amortization; Payment Schedule. With respect to the first twelve (12) months of the Loan, interest only shall be payable, in arrears, in consecutive monthly installments commencing on the First Payment Date and through and including the Payment Date occurring September 1, 2015. On October 1, 2015 and each Payment Date thereafter, principal and interest shall be due and payable, in arrears, in consecutive monthly installments on each and every Payment Date based upon the outstanding principal balance of the Loan amortized over a twenty-five (25) year period with an assumed annual interest rate of four and ninety-five hundredths percent (4.95%) as computed pursuant to Section 1.01(a) above, due on the Payment Date of each calendar month thereafter until repayment in full of this Note. On the Maturity Date the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon, and all sums due hereunder shall be due and payable and shall be paid in full.
(c)    Application of Payments. Except as otherwise provided in this Note, so long as no Event of Default exists, each payment made hereunder shall be applied first, to any amounts (other than principal) hereafter advanced by Lender hereunder or under any other Loan Document; second, to any late fees and other amounts payable to Lender; third, to the payment of accrued interest and last to reduction of principal. During the occurrence and continuance of an Event of Default, payments may be applied to the amounts due and payable under the Loan Documents in such order, manner and time as Lender may elect, in its sole and absolute discretion. All payments must be received on or before 2 P.M., EDT or EST, as the case may be, on any Business Day to be deemed received as of such Business Day; otherwise, the payment shall be deemed received as of the next Business Day.
(d)    Payment of Short Interest. If the advance of the principal amount evidenced by this Note is made on a date after the 1st day of a calendar month, then Borrower shall pay to Lender contemporaneously with the execution hereof interest at the Note Rate for a period from the date hereof through and including the last day of that calendar month.

EXHIBIT 10.1

(e)    Extension Option. Borrower shall have two (2) options to extend (each an "Extension Option") the Maturity Date for one (1) year each (each an "Option Period") by providing Lender with written notice of its election to exercise each such Extension Option not later than 5:00 p.m. EST on the day that is sixty (60) days prior to the then Maturity Date; provided that, on the date Borrower exercises each such Extension Option, (i) and on the date immediately prior to the commencement of each such Option Period, an Event of Default does not exist (which has not been waived by Lender) and no event shall have occurred or failed to occur which with the passage of time, the giving of notice, or both, will result in an Event of Default; (ii) Borrower pays to Lender simultaneously with the exercise of each such Extension Option, an extension fee equal to one-quarter percent (0.25%) of the then outstanding principal balance of the Loan with respect to the first Extension Option, and an extension fee equal to one half percent (0.5%) of the then outstanding principal balance of the Loan with respect the second Extension Option. The Note Rate shall continue to be four and ninety-five hundredths percent (4.95%) per annum for each Option Period. During each Option Period, Borrower shall continue to pay Lender monthly installments of principal and interest as provided in this Section 1.01 and 1.02, and on the Maturity Date, as extended hereby, the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon, and all sums due hereunder and under the Loan Documents shall be due and payable and shall be paid in full.
(f)    Loan Commitment Fee. Simultaneously with the closing of the Loan, Borrower shall pay the Loan Commitment Fee.
1.02    Prepayment.
(a)    Voluntary Prepayment. Except as otherwise expressly provided in this Note, this Note may not be prepaid in whole or in part. At any time after the expiration of the Lock-out Period, this Note may be prepaid in whole (but not in part) provided that (i) written notice of such prepayment is received by Lender not more than sixty (60) days and not less than thirty (30) days prior to the date of such prepayment, (ii) such prepayment is accompanied by all accrued but unpaid interest hereunder and all other sums due hereunder and under the other Loan Documents, (iii) such prepayment (x) is received by Lender on a Payment Date, or (y) if not received on a Payment Date, is accompanied by a payment of interest, calculated at the Note Rate, on the amount prepaid, based on the number of days from the date such prepayment is received through the next Payment Date, and (iv) if such prepayment occurs during the Yield Maintenance Period, then, Lender is paid the Prepayment Premium. If, prior to the expiration of the Lock-out Period, payment of all or any part of the Loan is tendered by Borrower or otherwise recovered by Lender (including through application of any Reserve Funds) for any reason, such tender or recovery shall be deemed a voluntary prepayment in violation of this Section 1.02(a) and constitute an Event of Default and Borrower shall pay to Lender, in addition to such prepayment, an amount equal to the Prepayment Premium due immediately after the Lock-out Period, plus the greater of (i) three (3) percent of the principal amount being prepaid, or (ii) the present value of a series of payments each equal to the Payment Differential and payable on each Payment Date over the remaining original term of this Note through and including the Maturity Date, discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such Payment Date and the Maturity Date. Nothing contained in this Section 1.02(a) or otherwise in this Note shall obligate Lender to accept such tender or make such recovery during the Lock-out Period, which Lender may or may not elect to do in its sole and absolute discretion.
(b)    Involuntary Prepayment. Upon Lender's acceleration of the indebtedness evidenced hereby (irrespective of whether foreclosure proceedings have been commenced), Borrower shall pay Lender, in addition to all accrued but unpaid interest hereunder and all other sums due hereunder and under the other Loan Documents: (i) if such occurs during the Lock-Out Period, an amount equal to the Prepayment Premium due immediately after the Lock-out Period, plus the greater of (1) three (3) percent of

EXHIBIT 10.1

the principal amount being prepaid, or (2) the present value of a series of payments each equal to the Payment Differential and payable on each Payment Date over the remaining original term of this Note through and including the Maturity Date, discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such Payment Date and the Maturity Date; or (ii) if such occurs after the Lock-Out Period, the applicable Prepayment Premium. Prepayments of this Note shall be permitted, without the imposition of the Prepayment Premium or other prepayment fee, only in connection with Lender's application of insurance or condemnation proceeds on account of the Loan in accordance with the terms and provisions of the Security Instrument; provided however, if an Event of Default shall have occurred and be continuing at the time of the related casualty or condemnation, in addition to applying such proceeds as provided in the Security Instrument, Borrower shall pay to Lender the applicable Prepayment Premium (plus three percent (3%), if applicable) as set forth above.
(c)    Tender of Prepayment; Calculation of Prepayment Premium and Other Fees and General Provisions. Without limiting any other provision of this Note, no tender of a prepayment of this Note with respect to which a Prepayment Premium and/or other amount is due shall be effective unless such prepayment is accompanied by such Prepayment Premium and all other amounts, if any, due hereunder. In the event that any Prepayment Premium or other prepayment fee or premium or other amount is due hereunder, Lender shall deliver to Borrower a statement setting forth the amount and determination thereof, and, provided that Lender shall have in good faith applied the applicable formulae described herein, Borrower shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error. Lender shall not be obligated or required to have actually reinvested the prepaid principal balance as a condition to receiving the Prepayment Premium. No principal amount repaid may be reborrowed. Prepayments shall be applied first to the final payment due under this Note and thereafter to installments due under this Note in inverse order of their due date. No prepayment shall reduce the amount due on each Payment Date hereunder. No notice of prepayment by Borrower shall be required in connection with an application of insurance or condemnation proceeds.
(d)    Security. The indebtedness evidenced by this Note and the obligations created hereby are secured by, among other things, the Security Instrument. All of the terms and provisions of the Loan Documents are incorporated herein by reference.
ARTICLE II
DEFAULT
2.01    Event of Default. It is hereby expressly agreed that should any default occur in the payment of principal or interest as stipulated above whereby such payment is not received by Lender within five (5) days after the date such payment is due (without limiting the foregoing, no grace or notice period is provided for the payment of principal and interest due on any Payment Date, including the Maturity Date), or should any other default occur under the Loan Documents which is not cured within any applicable grace or cure period, an "Event of Default" shall exist hereunder, and in such event, the indebtedness evidenced hereby, including, without limitation, all sums advanced or accrued hereunder or under any other Loan Document, and all unpaid interest accrued thereon, shall, at the option of Lender and without notice to Borrower, at once become due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity.
2.02    Late Charges; Default Interest Rate and Liquidated Damages. In the event that any payment under the Loan Documents is not received by Lender on the date when due (subject to the applicable grace period, if any), then in addition to any default interest payments due hereunder, Borrower shall also pay to Lender the Late Charge with the next payment due from Borrower to Lender under the Loan

EXHIBIT 10.1

Documents; provided, however, that the Late Charge shall not be charged with respect to amounts due on the maturity of this Note (regardless of whether such maturity occurs on the scheduled Maturity Date or occurs as a result of acceleration of the maturity hereof by Lender). All amounts not paid when due under this Note shall bear interest at the Default Rate, and such default interest shall be immediately due and payable. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender's actual damages resulting from any late payment, Event of Default or prepayment, and the late charges, default interest and prepayment premiums, fees and charges described in this Note are reasonable estimates of those damages and do not constitute a penalty.
2.03    Cumulative Remedies. The remedies of Lender in this Note or in the other Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together in Lender's discretion. In the event this Note, or any part hereof, is collected by or through an attorney-at-law, Borrower agrees to pay all costs of collection, including, but not limited to, attorneys' fees.
2.04    Exculpation. Subject to the qualifications hereinbelow set forth, Lender agrees that (i) Borrower shall be liable upon the indebtedness evidenced hereby and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the Security Property, (ii) if an Event of Default occurs, any judicial or other proceedings brought by Lender against Borrower shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents, and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Borrower other than the Security Property (other than as expressly provided in the Loan Documents and except with respect to the liability described below in this Section 2.04), and (iii) in the event of a foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents, no judgment for any deficiency upon the indebtedness evidenced hereby shall be sought or obtained by Lender against Borrower, except with respect to the liability described below, and provided, however, that, notwithstanding the foregoing provisions of this Section 2.04, Borrower shall be fully and personally liable for and hereby agrees to pay, protect, defend and save Lender harmless from and against, and hereby indemnifies Lender from and against any and all fees, costs, expenses, damages, liabilities, obligations, claims, demands, settlements, awards, judgments and losses (including, without limitation, legal fees and costs as well as other expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim) (collectively, “Costs”) incurred, suffered or sustained by Lender, resulting from any acts, omissions or alleged acts or omissions arising out of or otherwise relating to, any one or more of the following:
(a)    The misapplication or misappropriation by Borrower in violation of the Loan Documents of any or all money collected, paid or received, or to which Borrower is entitled, relating to the Loan or the Security Property, including, but not limited to, Rents and Profits (as defined in the Security Instrument), insurance proceeds, condemnation awards, lease security and/or other deposits and/or Property Proceeds (as defined in the Security Instrument);
(b)    Rents and Profits (as defined in the Security Instrument) of all or any portion of the Security Property received by Borrower during the continuance of an Event of Default, which are not applied to pay, first (a) real estate taxes and other charges which, if unpaid, could result in liens superior to that of the Security Instrument and (b) premiums on insurance policies required under the Loan Documents and, second, the other ordinary and necessary expenses of owning and operating the Security Property and to sums due under the Loan Documents;

EXHIBIT 10.1

(c)    Physical waste committed with respect to the Security Property or damage to the Security Property as a result of intentional misconduct or gross negligence or the removal of all or any portion of the Security Property in violation of the terms of the Loan Documents;
(d)    Fraud, intentional material misrepresentation or intentional failure to disclose a material fact (including, without limitation, with respect to any such misrepresentation or failure to disclose in any materials delivered to Lender) by Borrower or Guarantor or by any other person or entity authorized or apparently authorized to make statements or representations on behalf of Borrower or Guarantor in connection with the Loan closing or security of or for the Loan, or otherwise in connection with the Property or the Loan;
(e)    The filing of any petition for bankruptcy, reorganization or arrangement pursuant to state or federal bankruptcy law, or any similar federal or state law, by any one or more persons or entities within the capital structure of Borrower or Guarantor (other than Borrower or Guarantor) against Borrower or Guarantor or if any proceeding seeking the dissolution or liquidation of Borrower or Guarantor shall be commenced by any one or more persons or entities within the capital structure of Borrower of Guarantor (other than Borrower or Guarantor) (unless such proceeding is initiated solely in connection with a conversion, reorganization or after the transfer of all of the assets and liabilities of Guarantor but only to the extent any of such is a Permitted Transfer under the Security Instrument and not in connection with or in any way related to a proceeding pursuant to state or federal bankruptcy law, or any similar federal or state law);
(f)    The failure by Borrower to maintain its status as a single purpose and, if applicable, bankruptcy remote entity as required by the Loan Documents;
(g)    Any information provided by Borrower to Lender in connection with a Secondary Market Transaction (as hereinafter defined) contains (i) any untrue statement or alleged untrue statement of any material fact or (ii) omits or allegedly omits to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading;
(h)    The filing or recording of a claim or lien, including without limitation, mechanics, laborers or materialmen's liens, against the Security Property, whether prior to, equal with or subordinate to the lien of the Security Instrument, which Borrower fails to discharge or remove from title to the Security Property within thirty (30) days after such filing or recording;
(i)    Any action or the initiation of any proceedings, judicial or otherwise, to enforce the rights or remedies with respect to any of the loans described in Section 1.40(d) of the Security Instrument by the holder of such loans, including without limitation any action to enforce remedies with respect to any defaults under such loans or to obtain any judgment or prejudgment remedy against Borrower, or to assert that such loans enjoy or are entitled to priority over the Loan;
(j)    Borrower, Guarantor or any individual or entity having a direct or indirect interest in Borrower or Guarantor contests, delays or otherwise hinders any action taken by Lender in connection with Lender taking possession of the Security Property and/or the rents therefrom, the appointment of a receiver for the Security Property, or the foreclosure of the liens, mortgages, deeds of trust or other security interests created by any of the Loan Documents; provided that the foregoing shall not prevent any good faith defense that Lender has not complied with any applicable provision of the Loan Documents that has caused or created, directly or indirectly, the default at issue pursuant to which

EXHIBIT 10.1

Lender is exercising such rights or remedies as long as no obligations relating to the payment of money under Loan Documents have been breached; and/or
(k)    The failure by Borrower to pay any insurance deductible with respect to any insurance coverage required to be maintained pursuant to the Security Instrument.
Notwithstanding anything to the contrary above or otherwise in the Loan Documents, in the event that: (A) payment of the amount due on the First Payment Date (together with all required reserves) is not paid when due; (B) a Transfer (as such term is defined in the Security Instrument) of Real Property (as such term is defined in the Security Instrument) or Improvements (as such term is defined in the Security Instrument) constituting real property occurs which is not a Permitted Transfer (as such term is defined in the Security Instrument) or which is not otherwise consented to in writing by Lender in accordance with the Security Instrument (provided that no liability under this paragraph shall arise solely by reason of a failure to give notice of a Permitted Transfer as required by the Security Instrument); or (C) any petition for bankruptcy, reorganization or arrangement pursuant to state or federal bankruptcy law, or any similar federal or state law, shall be filed by or consented to, or acquiesced in by, Borrower or Guarantor, or Borrower or Guarantor seeks (or consents to, or acquiesces in) the appointment of a receiver, liquidator or trustee, or any proceeding for the dissolution or liquidation of Borrower or Guarantor shall be instituted by or consented to, or acquiesced in by Borrower or Guarantor (unless such proceeding is initiated solely in connection with a conversion, reorganization or after the transfer of all of the assets and liabilities of Guarantor but only to the extent any of such is a Permitted Transfer under the Security Instrument and not in connection with or in any way related to a proceeding pursuant to state or federal bankruptcy law, or any similar federal or state law), then (i) Borrower shall be fully and personally liable for and agrees to pay, protect, defend and save Lender harmless from and against, Costs incurred, suffered, or sustained by Lender resulting from any acts, omissions, or alleged acts or omissions arising out of or relating to, or otherwise arising out of or relating to, any one or more of the foregoing items in (A)-(C) immediately above; (ii) all of the Obligations (as such term is defined in the Security Instrument) shall be fully recourse to Borrower; and (iii) Lender shall not be deemed to have waived any right which Lender may have under Section 506 (a), 506 (b), 1111(b) or any other provisions of the U.S. Bankruptcy Code as same may be amended or replaced to file a claim for the full amount of the Loan or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with the Loan Documents.
Nothing contained in this Section 2.04 shall (1) be deemed to be a release or impairment of the indebtedness evidenced by this Note or the other obligations, guaranties or indemnities of Borrower under the Loan Documents or the lien of the Loan Documents upon the Security Property, or (2) preclude Lender from foreclosing the Loan Documents in case of any default or from enforcing any of the other rights of Lender except as stated in this Section 2.04, or (3) reduce, release, relieve, waive, limit or impair in any way whatsoever the Indemnity and Guaranty Agreement or the Hazardous Substances Indemnity Agreement each of even date executed and delivered in connection with the indebtedness evidenced by this Note or release, relieve, reduce, waive or impair in any way whatsoever (x) any obligation of any party to such Indemnity and Guaranty Agreement or Hazardous Substances Indemnity Agreement or (y) any other guaranty or indemnity set forth in the Loan Documents.
2.05    Recourse of Assets. It is understood and agreed that in enforcing the obligations of the Borrower or any Guarantor (each being a “Personally Liable Party”) under the provisions of Section 2.04 above or any other provision of the Loan Documents imposing personal liability upon a Personally Liable Party, Lender shall have recourse only against the assets of the Personally Liable Party and shall not have recourse against the assets of any partner, manager, director, member (except to the extent that a Guarantor is a member of Borrower) or shareholder of a Personally Liable Party. Without limitation on the foregoing,

EXHIBIT 10.1

neither the negative capital account of any member, partner or other owner of an interest in any Personally Liable Party, nor any obligation of any such member, partner or other owner to restore a negative capital account or to contribute or loan capital to a Personally Liable Party shall at any time be deemed to be the property or asset of such Personally Liable Party until such time that the loan or contribution is made.
ARTICLE III
GENERAL CONDITIONS
3.01    No Waiver: Amendment. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (a) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (b) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part. unless Lender agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.
3.02    Waivers. Borrower and all sureties, guarantors, endorsers and other person or entity liable for payment of this Note (a) waive presentment, demand for payment, protest, notice of demand, dishonor, protest and nonpayment, and all other notices and demands in connection with the delivery, acceptance, performance, default under, and enforcement of this Note; (b) waive the right to assert any statute of limitations as a defense to the enforcement of this Note to the fullest extent permitted by law; (c) consent to all extensions and renewals of the time of payment of this Note and to all modifications of this Note by the Lender and Borrower without notice to and without in any way affecting the liability of any Person for payment of this Note; (d) consent to any forbearance by the Lender and to the release, addition, and substitution of any Person liable for payment of this Note and of any or all of the security for this Note without notice to and without in any way affecting the liability of any person or entity for payment of this Note; and (e) consent to personal jurisdiction over each of them by the courts of the State of Ohio.
3.03    Limit of Validity. The provisions of this Note and of all agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid, to Lender for the use, forbearance or retention of the money loaned under this Note exceed the maximum amount permissible under applicable law, usury or otherwise. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Borrower and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or at the option of Lender be paid over to Borrower, and shall not be applied to the payment of interest. All interest (including, but not limited to, any amounts or payments deemed to be interest) paid or agreed to be paid to Lender shall, to the extent permitted

EXHIBIT 10.1

by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of this Note so that the interest thereof for such full period will not exceed the maximum amount permitted by applicable law. This Section 3.03 will control all agreements between Borrower and Lender.
3.04    Use of Funds. Borrower hereby warrants, represents and covenants that no funds disbursed hereunder shall be used for personal, family or household purposes.
3.05    No Offsets. No indebtedness evidenced by this Note shall be offset by all or part of any claim, cause of action, or cross-claim of any kind, whether liquidated or unliquidated, which Borrower now has or may hereafter acquire or allege to have acquired against the Lender . To the fullest extent permitted by law, Borrower waives the benefits of any applicable law, regulation, or procedure which provides, in substance, that where cross demands for money exist between parties at any point in time when neither demand is barred by the applicable statute of limitations, and an action is thereafter commenced by one such party, the other party may assert the defense of payment in that the two demands are compensated so far as they equal each other, notwithstanding that an independent action asserting the claim would at the time of filing the response be barred by the applicable statute of limitations.
3.06    Unconditional Payment. Borrower is and shall be obligated to pay principal, interest and any and all other amounts which become payable hereunder or under the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.
3.07    Miscellaneous. This Note shall be governed by the substantive laws of the State of Ohio without regard to principles of conflicts of laws. Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for the county or judicial district in the State of Ohio; provided that nothing contained in this Note will prevent the Lender from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note. Borrower agrees that service of process on Borrower may be effected by certified or registered mail, return receipt requested, directed to Borrower at its address set forth above. The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. As used herein, the terms "Borrower" and "Lender" shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. If Borrower consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Borrower under this Note and the other Loan Documents. All personal pronouns and defined terms used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. Time is of the essence with respect to all provisions of this Note. This Note and the other Loan Documents contain the entire agreements between

EXHIBIT 10.1

the parties hereto relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto, which are not contained herein or therein are terminated.
SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (i) SUBMITS TO PERSONAL JURISDICTION OF THE STATE OF OHIO OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS NOTE, THE SECURITY INSTRUMENT OR ANY OTHER OF THE LOAN DOCUMENTS, (ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF OHIO, (iii) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND, (iv) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). BORROWER FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO BORROWER AT THE ADDRESS DESCRIBED ON THE FIRST PAGE HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).
LENDER AND BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE DEBT OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.
3.08    Secondary Market. Lender may sell, transfer and deliver the Loan Documents to one or more investors in a secondary mortgage market (a "Secondary Market Transaction"). In connection with such sale or otherwise, Lender may retain or assign responsibility for servicing the Loan evidenced by this Note or may delegate some or all of such responsibility and/or obligations to one or more servicers, including, but not limited to, any subservicer or master servicer on behalf of the investors. Supplementing Section 3.07, above, all references to Lender herein shall refer to and include, without limitation, any such servicer, to the extent applicable.
3.09    Oral Agreements. This notice is provided pursuant to Section 432.047, R.S.Mo. As used herein, "creditor" means Lender and "this writing" means this Note and all other Loan Documents.
ORAL OR UNEXECUTED AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER) AND US (CREDITOR/LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS

EXHIBIT 10.1

ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.
3.10    Dissemination of Information. If Lender determines at any time to sell, transfer or assign this Note, the Security Instrument and the other Loan Documents, and any or all servicing rights with respect thereto, or to grant participations therein or issue, or cause to be issued, mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor, or their respective successors in such participations and/or securities or any Rating Agency rating such securities, each prospective investor and each of the foregoing's respective counsel, all documents and information which Lender now has or may hereafter acquire relating to the debt evidenced by this Note and to Borrower, any guarantor, any indemnitor and the Security Property, which shall have been furnished by Borrower, any guarantor or any indemnitor, as Lender determines necessary or desirable.
Borrower's Tax Identification No.: 20-5901759
[NO FURTHER TEXT ON THIS PAGE]

EXHIBIT 10.1

IN WITNESS WHEREOF, Borrower, through its authorized signatory, has executed this Note under seal as of the date first above written.

CHASE PARK PLAZA HOTEL, LLC, a Delaware limited liability company

By:	Behringer Harvard Opportunity OP I, LP, a Texas limited partnership,
A member
By:    BHO, Inc., a Delaware corporation,
Its general partner
By:    /s/ Michael J. O’Hanlon
Name:    Michael J. O’Hanlon
Title:    Chief Executive Officer